Exhibit 99.5

STOCK ORDER FORM	For Internal Use Only

Stock Information Center C/O Stifel Nicolaus 18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free at 1-(877)__ -____	BATCH #_______ ORDER #_______ CATEGORY ___________

REC’D _______________________ O_______ C____________

ORDER DEADLINE AND DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 2:00 P.M., Eastern Time, on _____, 2012. Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form or by hand-delivery to _______________, located at ___________. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to other Cheviot Savings Bank banking offices. Do not mail Stock Order Forms to Cheviot Savings Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS - READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM
	SUBSCRIPTION		(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL
(1) NUMBER OF SHARES	PRICE PER SHARE	(2) TOTAL AMOUNT DUE
The undersigned authorizes withdrawal from the Cheviot Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. IRA and other retirement accounts held at Cheviot Savings Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

	X $8.00 =	$.00
Minimum Number of Shares: 25 ($200). Maximum Number of Shares: 75,000 ($600,000). See Stock Order Form Instructions for more information regarding maximum number of shares.

			For Internal Use Only	Cheviot Savings Bank Deposit Account Number(s)	Withdrawal Amount(s)
					$.00
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER					$.00
Enclosed is a personal check, bank check or money order					$.00
made payable to: Cheviot Financial Corp. in the amount of:		$.00		Total Withdrawal Amount	$.00
			ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.
Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Cheviot Savings Bank line of credit checks may not be remitted as payment.
(5) PURCHASER INFORMATION			ACCOUNT INFORMATION – SUBSCRIPTION OFFERING
Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 9:

If you checked box (a), (b) or (c) under “Subscription Offering,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

a.	☐	Depositors with accounts at Cheviot Savings Bank or The Franklin Savings and Loan Company with aggregate combined balances of at least $50 at the close of business on June 30, 2010.

b.	☐	Depositors with accounts at Cheviot Savings Bank with aggregate balances of at least $50 at the close of business on ____, 2011.	Deposit Account Title (Name(s) on Account)	Bank Account Number

c.	☐	Depositors of Cheviot Savings Bank at the close of business on ___, 2012.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

d.	☐
You are a resident of one of the following: the Ohio counties of Hamilton, Butler, Warren and Clermont, the Kentucky counties of Boone, Kenton and Campbell, and the Indiana counties of Dearborn, Ohio and Switzerland. (Write your county in Section 9).

e.	☐	You were a Cheviot Financial Corp. public shareholder as of ___, 201_.
f.	☐	You are placing an order in the Community Offering, but (d) and (e) above do not apply.
(6) MANAGEMENT AND EMPLOYEES Check if you are a Cheviot Mutual Holding Company, Cheviot Financial Corp. or Cheviot Savings Bank:
☐ Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined on the Stock Order Form Instructions.
(7) MAXIMUM PURCHASER IDENTIFICATION
☐
Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitations are increased. See Stock Order Form Instructions for further guidance. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT
☐
Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.
First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name				SSN/Tax ID No.

Street				Daytime Phone Number (Important)

City (Important)	State	Zip	County (Important)	Evening Phone Number (Important)

(10) FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions.					FOR BROKER USE ONLY
☐	Individual	☐ Joint Tenants	☐Tenants in Common	☐Uniform Transfer to Minors Act	☐	IRA
☐	Corporation/Partnership		☐Other _________	(for reporting SSN, use minor’s)		SSN of Beneficial Owner: ___-___-___
(11) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received (not postmarked) no later than 2:00 P.M., Eastern Time, on _________, 2012, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO
AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date
(over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate - The term “associate” of a person means:
(1)
any corporation or organization, other than Cheviot Financial Corp., Cheviot Savings Bank or a majority owned subsidiary of Cheviot Savings Bank of which the person is a senior officer, partner or 10% beneficial shareholder;

(2)
any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial benefical interest or serves as trustee or in a similar fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Cheviot Financial Corp. or Cheviot Savings Bank.

Acting in concert - The term “acting in concert” means:
(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address and persons exercising subscription rights through qualifying deposits registered at the same address will be deemed to be acting in concert unless we determine otherwise.

Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations.

(11) ACKNOWLEDGEMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Cheviot Financial Corp., this Stock Order Form may not be modified or canceled without Cheviot Financial Corp.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $1.1 million, in all categories of the offering combined, for any person or entity, together with associates of, or persons acting in concert with, such person or entity, as set forth in the Plan of Conversion and Reorganization and the Prospectus.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL GOVERNMENT OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation Regional Director, M. Anthony Lowe, at 1-(800) 944-5343.

I further certify that, before purchasing the common stock of Cheviot Financial Corp., I received the Prospectus dated _______, 201_, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Cheviot Financial Corp. in the “Risk Factors” section beginning on page __. Risks include, but are not limited to the following:

	1.	Historically low interest rates may adversely affect our net interest income and profitability.
	2.	Future changes in interest rates may cause net earnings to decline.
	3.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
	4.	If economic conditions deteriorate, our earnings could be adversely impacted as borrowers’ ability to repay loans declines and the value of the collateral securing our loans decreases.
	5.	Legislative or regulatory responses to perceived financial and market problems could impair our rights against borrowers.
	6.	Strong competition within our market areas may limit our growth and profitability.
7.
The Standard & Poor’s downgrade in the U.S. Government’s sovereign credit rating, and in the credit ratings of instruments issued, insured or guaranteed by certain related institutions, agencies and instrumentalities, could result in risks to us and general economic conditions that we are not able to predict.

	8.	We may be unable to successfully integrate First Franklin Corporation’s operations and retain their employees and customers.
	9.	Acquisitions may disrupt our business and dilute shareholder value.
	10.	Government responses to economic conditions may adversely affect our operations, financial condition and earnings.
	11.	We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.
12.
If our investment in the common stock of the Federal Home Loan Bank of Cincinnati is classified as other-than-temporarily impaired or as permanently impaired, our earnings and shareholders’ equity could decrease.

	13.	Changes in our accounting policies or in accounting standards could materially affect how we report our financial condition and operating results.
	14.	The need to account for certain assets and liabilities at estimated fair value may adversely affect our results of operations.
	15.	Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks.
	16.	Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.
	17.	The future price of the shares of common stock may be less than the $8.00 purchase price per share in the offering.
	18.	Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance and the value of our common stock.
	19.	Our return on equity is expected to be low following the stock offering. This could negatively affect the trading price of our shares of common stock.
	20.	Our stock-based benefit plans would increase our expenses and reduce our income.
	21.	The implementation of stock-based benefit plans may dilute your ownership interest. Historically, shareholders have approved these stock-based benefit plans.
22.
We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

	23.	Various factors may make takeover attempts more difficult to achieve.
	24.	There may be a decrease in shareholders’ rights for existing shareholders of Cheviot-Federal.
	25.	An active trading market for our common stock may not develop.
	26.	The distribution of subscription rights could have adverse income tax consequences.

By executing this form, the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

PROXY CARD
	FOR	AGAINST
1.
The approval of a Plan of Conversion and Reorganization whereby Cheviot Mutual Holding Company and Cheviot Financial Corp. will convert and reorganize from the mutual holding company structure to the stock holding company structure; and
	☐	☐

such other business as may properly come before the Meeting. The Board of Directors is not aware of any other business to be considered.

The Board of Directors recommends a vote “FOR” the listed proposal.
The undersigned acknowledges receipt of a Notice of Special Meeting and attached Proxy Statement dated __________, 2011, prior to the execution of this proxy card.
If you receive more than one proxy card, please vote all of them. None are duplicates.

VOTING FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE ARTICLES OF INCORPORATION AND BYLAWS OF CHEVIOT FINANCIAL CORP. (INCLUDING THE ANTI-TAKEOVER/LIMITATIONS ON SHAREHOLDER RIGHTS PROVISIONS AND THE ESTABLISHMENT OF A LIQUIDATION ACCOUNT FOR THE BENEFIT OF ELIGIBLE DEPOSITORS OF CHEVIOT SAVINGS BANK) AND THE AMENDMENT TO CHEVIOT SAVINGS BANK’S CONSTITUTION TO PROVIDE FOR RESTRICTIONS ON THE OWNERSHIP OF MORE THAN 10% OF CHEVIOT SAVINGS BANK’S COMMON STOCK AND A LIQUIDATION ACCOUNT FOR ELIGIBLE DEPOSITORS. AS A RESULT OF THE CONVERSION, MEMBERS OF CHEVIOT MUTUAL HOLDING COMPANY WILL NO LONGER HAVE VOTING RIGHTS UNLESS THEY BECOME SHAREHOLDERS OF CHEVIOT FINANCIAL CORP.

X
Signature(s)

Date: _________________________________, 2012
Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee, power of attorney or guardian, please include your full title. Corporations or partnership proxies should be signed by an authorized officer.

▲ FOLD AND DETACH THE ABOVE PROXY CARD HERE ▲

Your Vote Is Important

Not voting is equivalent to voting “against” the Plan of Conversion and Reorganization.
Please vote all proxy cards received.

Internet and telephone voting are quick and simple ways to vote, available through
11:59 P.M., Eastern Time, on _______________, 2012.

Your Internet or telephone vote authorizes the named proxies to cast your votes in the same manner as if you marked, signed and returned your proxy card by mail.

Internet
www.myproxyvotecounts.com
Use the Internet to vote your proxy.
Have the proxy card in hand
when you access the website. You
will need to enter the 14 digit Control
Number in the shaded box above.
(Each proxy card has a unique
Control Number.)
OR
Telephone
1-(800) 830-3542
Use any touch-tone telephone to
vote your proxy. Have your proxy
card in hand when you call. You
will need the 14 digit Control
Number in the shaded box above.
(Each proxy card has a unique
Control Number.)
	OR	Mail Mark, sign and date your proxy card and return it in the enclosed Proxy Reply Envelope.

If you vote by Internet or by telephone, you do NOT need to return your proxy card by mail.

A detachable Stock Order Form is on the facing page.

REVOCABLE PROXY

CHEVIOT MUTUAL HOLDING COMPANY
SPECIAL MEETING OF MEMBERS
_____________, 2012

     The undersigned member of Cheviot Mutual Holding Company (the “Mutual Holding Company”) hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Mutual Holding Company (the “Meeting”) to be held at Cheviot Savings Bank, 3723 Glenmore Avenue, Cheviot, Ohio, at __:__ p.m., Eastern Time, on __________, 2012, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled, as described on the reverse side of this card.

     THIS PROXY CARD, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD, IF SIGNED, WILL BE VOTED “FOR” THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     VOTES WILL BE CAST IN ACCORDANCE WITH THIS PROXY. SHOULD THE MEMBER BE PRESENT AND ELECT TO VOTE AT THE MEETING OR AT ANY ADJOURNMENT THEREOF AND AFTER NOTIFICATION TO THE SECRETARY OF CHEVIOT MUTUAL HOLDING COMPANY AT SAID MEETING OF THE MEMBER’S DECISION TO TERMINATE THIS PROXY, THEN THE POWER OF SAID ATTORNEYS-IN-FACT OR AGENTS SHALL BE DEEMED TERMINATED AND OF NO FURTHER FORCE AND EFFECT.

     PLEASE PROMPTLY VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE OR FOLLOW THE INTERNET OR TELEPHONE INSTRUCTIONS ON THE REVERSE SIDE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PROPOSAL. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.

     VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF CHEVIOT FINANCIAL CORP. COMMON STOCK IN THE CONVERSION OFFERING. DEPOSIT ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK.

(Continued and to be marked, dated and signed on the reverse side)
▲ FOLD AND DETACH THE ABOVE PROXY CARD HERE ▲

A detachable Stock Order Form is on the facing page.

CHEVIOT FINANCIAL CORP.
STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $8.00 price per share. The minimum purchase is 25 shares ($200). The maximum allowable purchase by a person or entity is 75,000 shares ($600,000). Further, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 137,500 shares ($1.1 million) of common stock, in all categories of the offering combined. Current shareholders of Cheviot Financial Corp. are subject to these purchase limitations and an ownership limitation. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase and ownership limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Cheviot Financial Corp. These will be cashed upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at ____% per annum from the date funds are processed until the offering is completed, at which time, a subscriber will be issued a check for interest earned. Please do not remit cash, a Cheviot Savings Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Cheviot Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds designated will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Cheviot Savings Bank certificate of deposit account. Note that you may NOT designate deposit accounts with check-writing privileges. Submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Additionally, you may not designate direct withdrawal from a Cheviot Savings Bank IRA or other retirement account. For guidance on using retirement funds, whether held at Cheviot Savings Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the _____________, 2012 offering deadline, and see the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares – Using Retirement Account Funds.” Your ability to use retirement account funds to buy shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b), and (c) refer to the Subscription Offering. If you checked box (a), list all deposit account numbers at Cheviot Savings Bank and/or The Franklin Savings and Loan Company that the subscriber(s) had ownership in as of June 30, 2010. If you checked box (b) or (c), list all Cheviot Savings Bank deposit account numbers that the subscriber(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to a Community Offering. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management and Employees. Check the box if you are a Cheviot Savings Bank, Cheviot Financial Corp. or Cheviot Mutual Holding Company director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Your failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you check the box but have not subscribed for the maximum amount in the Subscription Offering and did not complete item 8, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. You may add only those who were eligible to purchase shares of common stock in the Subscription Offering at your date of eligibility. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR FINRA (Formerly NASD) MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member within one day of payment thereof.

(over)

CHEVIOT FINANCIAL CORP.
STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Section (10) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have had an eligible deposit account at Cheviot Savings Bank or The Franklin Savings and Loan Company on June 30, 2010 or an eligible deposit at Cheviot Savings Bank on _____________, 2011 or ____________, 2012.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Cheviot Savings Bank or The Franklin Savings and Loan Company on June 30, 2010 or an eligible deposit at Cheviot Savings Bank on _____________, 2011 or ____________, 2012.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Cheviot Savings Bank or The Franklin Savings and Loan Company on June 30, 2010 or an eligible deposit at Cheviot Savings Bank on _____________, 2011 or ____________, 2012.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the OH Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-OH (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Cheviot Savings Bank or The Franklin Savings and Loan Company on June 30, 2010 or an eligible deposit at Cheviot Savings Bank on _____________, 2011 or ____________, 2012.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Cheviot Savings Bank or The Franklin Savings and Loan Company on June 30, 2010 or an eligible deposit at Cheviot Savings Bank on _____________, 2011 or ____________, 2012.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Cheviot Savings Bank or The Franklin Savings and Loan Company on June 30, 2010 or an eligible deposit at Cheviot Savings Bank on _____________, 2011 or ____________, 2012.

Section (11) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by 2:00 P.M., Eastern Time, on ___________, 2012. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address indicated on the front of the Stock Order Form, or by hand-delivery to _____________________________, which is located at _____________________________________. Hand-delivered Stock Order Forms will only be accepted at this location. You may not deliver this form to other Cheviot Savings Bank banking offices. Please do not mail Stock Order Forms to Cheviot Savings Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877) ___-_____, Monday through Friday, from 10:00 a.m. to 4:00 p.m. Eastern Time. The Stock Information Center is not open on weekends or bank holidays.